UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020 (March 22, 2020)

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement

On March 22, 2020 the Board of Directors (the “Board”) of The Chefs’ Warehouse, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), to purchase from the Company one one-thousandth (1/1000th) of a share (a “Unit”) of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a price of $40.00 per Unit of Preferred Stock (the “Purchase Price”), subject to adjustment as provided in the Rights Agreement (defined below). The dividend is payable to stockholders of record at the close of business on April 2, 2020 (the “Record Date”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 22, 2020, as the same may be amended from time to time (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

The Board adopted the Rights Agreement to ensure that the Board remains in the best position to perform its fiduciary duties and to enable all stockholders of the Company to receive fair and equal treatment. The Rights Agreement is also intended to protect the Company and its stockholders from efforts to obtain control of the Company that the Board determines are not in the best interests of the Company and its stockholders and to enable all stockholders to realize the long-term value of their investment in the Company. The Rights may cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Effectiveness

The Rights Agreement became effective on March 22, 2020 (the “Effective Date”). Upon and following the Effective Date, Rights will be issued in respect of all outstanding shares of Common Stock on the Record Date and for all shares of Common Stock issued after the Record Date and, subject to the terms described in the Rights Agreement, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the expiration of the Rights.

Distribution and Transfer of Rights; Distribution Date; Rights Certificates

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable following the earlier of (i) the close of business on the tenth business day from the earlier of (A) the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) and (B) the Board becoming aware that a person or group of affiliated or associated persons has become an Acquiring Person, and (ii) the close of business on the tenth day (or such later date as may be determined by the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date that a tender or exchange offer is commenced by any person, the consummation of which would result in such person or group of affiliated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% (20% in the case of a passive institutional investor) or more of the outstanding shares of Common Stock. Certain synthetic interests in shares of Common Stock created by derivative positions are treated as beneficial ownership of the number of shares of the Common Stock equivalent to the economic exposure created by the derivative security, to the extent actual shares of Common Stock are directly or indirectly beneficially owned by a counterparty to such derivative security.

Prior to the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on March 21, 2021 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company or unless the Rights Agreement is amended, in each case as described below, or upon the occurrence of certain transactions.

Preferred Stock Purchasable Upon Exercise of Rights

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of a Unit of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Flip-In Event

If any person or group of affiliated or associated persons becomes an Acquiring Person (a “Flip-In Event”), each holder of a Right, other than Rights beneficially owned by the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

Flip-Over Event

If, after a Flip-In Event, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions shall be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

Exchange Provisions

After a Flip-In Event, but before an Acquiring Person owns 50% or more of the outstanding shares of Common Stock, the Board may, at its option, extinguish the Rights (other than Rights owned by such Acquiring Person and certain transferees thereof which will have become null and void) by exchanging (a) one Unit of Preferred Stock (or certain other property with equivalent value) for each Right or (b) such number of Units of Preferred Stock (or certain other property with equivalent value) as will equal (i) the difference between the aggregate market price of the number of Units that may be purchased with respect to each Right upon a Flip-In Event and the Purchase Price, divided by (ii) the market price per Unit of Preferred Stock upon the Flip-In Event.

Redemption of the Rights

At any time prior to the earlier of (a) the close of business on the date of announcement of the triggering stock acquisition and (b) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment to reflect any subsequent stock split, stock dividend or similar transaction) (the “Redemption Price”) payable, at the option of the Company, in cash or shares of Common Stock. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Terms of Rights Agreement and Rights

Prior to the Distribution Date, the Company may amend the Rights Agreement in any manner. After the Distribution Date, the Company may amend the Rights Agreement without the approval of Rights holders in order (a) to cure any ambiguity, (b) to correct or supplement any defective or inconsistent provision, (c) to shorten or lengthen any time period as permitted by the Rights Agreement or (d) to change or supplement the Rights Agreement in any manner which would not adversely affect the interests of Rights holders.

Voting Rights; Other Stockholder Rights

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions

The Board has the right to adjust, among other things, the exercise price, as well as the number of Units of Preferred Stock issuable, and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Stock.

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions of the Series A Preferred Stock (the “Certificate of Designation”). The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on March 23, 2020. A copy of the Certificate of Designation is attached as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 1.01 above is incorporated herein by reference into this Item 5.03.

Item 8.01 Other Events.

On March 23, 2020, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions of the Series A Preferred Stock of The Chefs’ Warehouse, Inc.
4.1	Rights Agreement, dated as of March 22, 2020, between The Chefs’ Warehouse, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent
99.1	Press Release of The Chefs’ Warehouse, Inc., dated March 23, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary and Chief Government Relations Officer

Date:   March 23, 2020